Exhibit 3(i).1


                          CERTIFICATE OF INCORPORATION


                             CAVE PRODUCTIONS, INC.

2 4 1993

The name of the corporation is CAVE PRODUCTIONS, INC.

The Resident Agent of the corporation is CORPORATE SERVICES COMPANY, 516 South Fourth Street, Las Vegas, Clark County, Nevada 89101 (P. 0. Box 7346, Las Vegas, NV 89125-7346).

                                       III

This corporation may engage in any lawful activity.

                                       IV

The total authorized capital stock of the corporation is two thousand five hundred (2,500) shares of common stock of no par value, non-preemptible, non-assessable.

                                        v

The governing board of the corporation shall consist of not less than one (1) nor more than nine (9) directors. At all elections of directors each stockholder is entitled to one vote for each share of his stock for each of the directors to be elected. He may cast all of his votes for a single director or may distribute them among the number to be voted for.

                                       VI

No director, officer or stockholder of the corporation shall be held personally liable for damages for breach of fiduciary duty as a director or officer except for intentional misconduct, fraud, a knowing violation of law or the payment of distributions in violation of NRS 78-300.

                                       VII

These articles may be amended by the directors and stockholders in the manner provided by law.

                                      VIII

The first director, also the incorporator, is Jo Ann Amick, 516 South Fourth Street, Las Vegas, Nevada 89101.

Dated: 22 September 1993

Jo Ann Amick

STATE OF NEVADA)

                                 SS.
COUNTY OF CLARK)

On this day 22 September 1993, came before me, JO ANN AMICK, personally known to me to be the person named in the foregoing certificate. She acknowledged to me that she executed the same.

Witness my hand and seal.

                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT

I certify that CORPORATE SERVICES COMPANY accepts appointment as Resident Agent of CAVE PRODUCTIONS, INC.

Dated: 22 September 1993 at Las Vegas, Nevada.

Jo Ann Amick, Vice-President
CORPORATE SERVICES COMPANY